Exhibit 15

[Ernst & Young Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Registration Statements on Form 20-F (000-28508), pertaining to the consolidated financial statements of Flamel Technologies S.A. for the year ended December 31, 2004, filed with the Securities and Exchange Commission, of our report dated June 14, 2005.

Lyon, France
June 14, 2005

Ernst & Young Audit

/s/ JEAN-LUC DESPLAT

Jean-Luc Desplat